                                  EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38642) pertaining to the 1983 Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 33-38643) pertaining to the 1984 Non-Qualified Stock Option Plan of Ferrofluidics Corporation of our report dated September 3, 1996, with respect to the consolidated financial statements and schedule of Ferrofluidics Corporation for the year ended June 30, 1996, included in the Annual Report (Form 10-K) for the year ended June 30, 1996.



                                                /s/ Ernst & Young LLP
                                                Manchester, New Hampshire
                                                September 20, 1996



                                       58